UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2006

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614)356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan

On May 10, 2006, the Company’s shareholders approved an amendment (the “Amendment”) to the Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan (as amended, the “Plan”). The changes to the Plan effected by the Amendment are to: (1) increase the authorized number of shares available for issuance under the Plan from 500,000 shares to 1,250,000 shares, (2) allow for the award of whole shares to independent directors of the Company, which whole shares shall be issued in lieu of cash fees for service on the Board of Directors to which such directors may otherwise be entitled, and (3) to clarify that the restrictions on price and vesting of awards under the Plan will not apply to grants of time-based restricted shares that vest in equal increments of not more than 33 1/3%. The Amendment was approved by the Board of Directors on March 20, 2006.

The terms of the Amendment are reflected in the Plan attached hereto and incorporated by reference herein as Exhibit 10.1. The above description is qualified in its entirety by reference to the full text of the Plan.

Croft Restricted Stock Award Agreement

On March 20, 2006 (the “Vesting Start Date”), the Board of Directors also approved an equity incentive award of 100,000 restricted shares to Jeffrey A. Croft, the Company’s President and Chief Operating Officer, subject to shareholder approval of the Amendment. On May 11, 2006, following shareholder approval of the Amendment, Mr. Croft was granted his incentive equity award of 100,000 restricted shares. The restrictions on Mr. Croft’s shares will lapse as follows:

•	for 50% of the total shares granted (50,000), the restrictions will lapse as to one-fourth of these shares (12,500) on each of the first, second, third and fourth anniversaries of the Vesting Start Date; and

•	for 50% of the total shares granted (50,000), the restrictions will lapse upon the Company’s achievement of $220 million in shareholders equity at the end of any fiscal quarter through and including December 31, 2009.

The terms of Mr. Croft’s award are set forth in the Restricted Stock Award Agreement attached hereto and incorporated by reference herein as Exhibit 10.2. The above description is qualified in its entirety by reference to the full text of the Restricted Stock Award Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Dominion Homes, Inc. Amended and Restated 2003 Stock Option and Incentive Equity Plan

10.2	Restricted Stock Award Agreement with Jeffrey A. Croft

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Douglas G. Borror
Douglas G. Borror, Chairman and Chief Executive Officer

Date: May 17, 2006